                                                                    EXHIBIT 2.1

                                 SALE AGREEMENT

DATE:  July 10, 1996
PARTIES:    VistaTel International, Inc., a Florida corporation  (Seller)
       View Tech, Inc., a California corporation   (Purchaser)

RECITALS:

  A. The Seller is engaged in the business of marketing and servicing video, audio, and data conferencing systems and providing mediaconferencing network services to businesses worldwide (Business).

  B.  The Seller has four (4) offices located in the State of Florida (Offices).

  C. The Seller wishes to sell, and the Purchaser wishes to buy, substantially all of the assets of the Seller's business in accordance with the provisions of this agreement.


AGREEMENTS:


SECTION 1.  SALE AND PURCHASE OF ASSETS

  Subject to the terms and conditions of this Agreement and in reliance on the representations, warranties, and agreements of the Seller contained herein, the Purchaser will purchase and acquire from Seller at the Closing, and Seller will sell, assign, transfer, convey, and deliver to the Purchaser at the Closing, the following assets and properties:

  1.1 Equipment. All of the equipment, rolling stock, tools, furniture, and fixtures listed on the attached Exhibit A, together with all other tangible personal property owned by the Seller and located at the Offices at the date of the closing of this sale.

  1.2 Inventory. All of the inventory, supplies, and marketing materials of Seller produced or used in the operation of the Business.

  1.3 Leasehold Interests. All of the interest of the Seller, as tenant, under the real property leases listed on Exhibit B relating to the Offices (Real Property Leases); all interest of the Seller in leasehold improvements on the Offices made pursuant to the Leases; and all of the interest of the Seller, as lessee, in the personal property leases listed on the attached Exhibit B.
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  1.4  Intangible Assets.  All of the goodwill and other intangible assets relating to the Business, including but not limited to customer lists and files and all of Seller's right, title, and interest in and to the business name "VistaTel International," and all goodwill of the Seller's business operated under that name.

  1.5 Contracts. All of Seller's right, title, and interest in and to the contracts listed on the attached Exhibit C (Contracts).

  1.6 Accounts Receivable. The accounts receivable to be purchased under this agreement are those accounts receivable of customers and employees listed on Seller's Balance Sheet dated June 30, 1996 attached hereto as Exhibit D (Balance Sheet).

  1.7  Cash.  All of the cash listed on the Balance Sheet.


SECTION 2.  ASSUMPTION OF LIABILITIES

  Subject to the terms and conditions of this Agreement and in reliance on the representations, warranties, and agreements of the Seller contained herein, the Purchaser agrees to assume and become responsible for at the Closing all of Assumed Liabilities described in Exhibit E. The Purchaser will not assume or have any responsibility, however, with respect to any other obligation or liability of the Seller not included within the definition provided in Exhibit E.


SECTION 3.  PURCHASE PRICE

  The Purchaser agrees to pay to the Seller at the Closing $370,000 (Purchase Price) by delivery of 52,857 shares of common stock in the Purchaser. For purposes of this Agreement, the Purchaser's common stock shall be valued at $7.00 per share.


SECTION 4.  PROCEDURE FOR PAYMENT

  At the Closing, the Purchaser will furnish to U.S. Stock Transfer Corporation (the "Exchange Agent") instructions as to the new View Tech stock certificates to be issued to Seller pursuant to the terms of this Agreement.



SECTION 5.  CLOSING
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  This sale shall be closed at the office of Seller, 2255 Glades Road, Suite
324A, Boca Raton, Florida 3343 on July 17, 1996, or at such other place or at such other time as the parties may agree upon in writing.

SECTION 6.  SELLER'S CLOSING DOCUMENTS

  Upon closing of this sale, the Seller shall execute and deliver to the Purchaser the following documents:

  6.1 Bill of Sale. A Bill of Sale conveying the equipment, inventory, and other tangible personal property being purchased in accordance with the form attached hereto as Exhibit F.

  6.2 Lien Search. A current lien search covering the equipment, inventory, and other tangible personal property being purchased in a form subject to the reasonable satisfaction of counsel for the Purchaser; and termination statements, satisfactions, or partial releases of the property being purchased from any lien or encumbrance shown upon such lien search.

  6.3 Assignments of Leasehold Interests. An assignment, in the form attached as Exhibit G, of the Seller's interests in the Leases, together with such consent or consents thereto as may be reasonably required by counsel for the Purchaser, and assignments, in the form attached as Exhibit H, of the Seller's interests in each of the personal property leases listed on Exhibit B, together with such consent or consents thereto as may be reasonably required by counsel for the Purchaser.

  6.4 Assignment of Contracts. An assignment, in the form attached as Exhibit I, of the Seller's interests in each of the contracts listed on Exhibit C, together with such consent or consents thereto as may be reasonably required by counsel for the Purchaser.

  6.5 Assignment of Business Name. An assignment of the Seller's interest in the business name "VistaTel International" in accordance with the form attached hereto as Exhibit J.

  6.6 Certified Resolution. A resolution of the board of directors and shareholders of the Seller, certified to be true and correct and in full force by the Secretary of the Seller, authorizing the execution and delivery of this agreement on behalf of the Seller, authorizing the execution and delivery of the closing documents to be furnished by the Seller, and authorizing performance by the Seller pursuant to this agreement and the documents delivered by the Seller at the time of closing.

  6.7 Certificate Regarding Representations and Warranties. A certificate of the Seller that all of the representations and warranties of the Seller contained in this agreement continue to be accurate and in full force and effect to the time of the closing of this sale.
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  6.8  Noncompetition Agreement. A noncompetition agreement in the form attached as Exhibit K executed by the Seller's shareholders listed on Exhibit L (Shareholders).

  6.9 Assignment of Accounts Receivable. An assignment, in the form attached as Exhibit M, of the Seller's rights, title, and interest to collect each of the accounts receivable listed on Exhibit D, together with such consent or consents thereto as may be reasonably required by counsel for the Purchaser.


SECTION 7.  PURCHASER'S CLOSING DOCUMENTS

  Upon the closing of this sale, the Purchaser shall execute and deliver to the Seller the following documents:

  7.1 Assignment of Leasehold Interests. An assignment, in the form attached as Exhibit G, of the Seller's interest in the Leases, and assignments, in the form attached as Exhibit H, of the Seller's interest in the personal property leases listed on Exhibit B, evidencing the Purchaser's assumption of such leases.

  7.2 Certified Resolution. A resolution of the board of directors of the Purchaser, certified to be true and correct and in full force by the Secretary of the Purchaser, authorizing the execution and delivery of this agreement on behalf of the Purchaser, authorizing the execution and delivery of the closing documents to be furnished by the Purchaser, and authorizing performance by the Purchaser pursuant to this agreement and the documents delivered by the Purchaser at the time of closing.

  7.3 Certificate Regarding Representations and Warranties. A certificate of the Purchaser that all of the representations and warranties of the Purchaser contained in this agreement continue to be accurate and in full force and effect at the time of the closing of this sale.


SECTION 8.  WARRANTIES AND REPRESENTATIONS OF SELLER

  The Seller warrants and represents to the Purchaser that:

  8.1 Organization. The Seller is a corporation duly organized, validly existing, and in good standing under the laws of the State of Florida, with all corporate powers necessary to own its assets and property and to carry on its business as so owned and conducted.

  8.2 Authority. The Seller has full corporate power and authority to execute and deliver this agreement, to perform the Seller's obligations under this agreement, and to enter into the transactions contemplated by this agreement, and execution and delivery of this agreement has been duly authorized and approved by the Seller's board of directors and shareholders.
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  8.3  Property. The Seller is in possession of all of the property listed on
Exhibit A and its inventory; has good title to all such property, free and clear of any lien, claim, encumbrance, charge, or equity whatsoever; does not hold or possess any such property under any lease, security agreement, conditional sales contract or other title retention or security arrangement; and has not received any notice of any claim by any third person with regard to any such property.

  8.4 Financial Statements. The Seller's financial statements for the fiscal year ended December 31, 1995, and the interim financial statements for the period ending June 30, 1996, which have been delivered to the Purchaser, are true, correct, and complete; fairly present the financial condition of the Seller and the results of the Seller's operations; and have been prepared in accordance with generally accepted accounting principles consistently applied. There has been no material adverse change in the financial condition of the Seller since the date of the interim financial statements referred to in this subsection.

  8.5 Litigation. There are no actions, suits, claims, or proceedings pending or threatened, by or against the Seller, at law or in equity, before or within the jurisdiction of any federal, state, municipal, or other governmental court, department, commission, board, bureau, agency, or instrumentality.

  8.6 Agreement Will Not Cause Breach or Violation. The consummation of the transactions contemplated by this agreement will not result in or constitute a default or an event that, with notice or lapse of time or both, would be a default, breach, or violation of the articles of incorporation or bylaws of the Seller, or any lease, license, promissory note, conditional sales contract, commitment, indenture, mortgage, deed of trust, or other agreement, instrument, or arrangement to which the Seller is a party or by which the Seller, or any of the property referred to in this agreement is bound, or the creation or imposition of any lien, charge, or encumbrance on any of such property.

  8.7 Brokers. The Seller has not employed a broker or brokers in connection with the transactions contemplated by this agreement, nor incurred any finder's fee payable to any person, firm, or corporation as a result of such transactions.

  8.8 Adverse Factors. To the best knowledge and belief of the Seller, there are no material adverse factors affecting the assets to be sold under the terms of this agreement nor the business of the Seller in which such assets are used.


SECTION 9.  WARRANTIES AND REPRESENTATIONS OF PURCHASER

  The Purchaser warrants and represents to the Seller that:
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SECTION 13.  LICENSES AND PERMITS

  The Purchaser shall be responsible for obtaining all necessary licenses, permits, or governmental approvals for the operation of the business presently conducted by the Seller. The Seller shall cooperate with the Purchaser in obtaining such licenses, permits, or approvals. However, the obtaining of any license, permit, or approval shall not be a condition of the closing of this sale.


SECTION 14.  RISK OF LOSS

  All risk of loss to the property being purchased under this agreement shall remain with the Seller to the date of the closing of this sale and shall pass to the Purchaser upon the closing of this sale.


SECTION 15.  BOOKS AND RECORDS

  During the period from the date of this agreement to the date of the closing of this sale, the Purchaser and its representatives shall be permitted access to the business premises of the Seller and access to all books, records, files, and documents relating to the conduct of the business of the Seller. In addition, the Purchaser shall be permitted to contact and discuss with the Seller's officers, employees, attorneys, accountants, suppliers, and other persons who are furnishing, or have furnished, services to the Seller in connection with the business of the Seller all aspects of the conduct of such business, and the Seller shall furnish authorization, in such form as may be requested by one or more of such persons, for any such person to engage in such discussion. The Purchaser shall not disclose any information obtained by the examination or discussion provided in this paragraph to any person except agents and employees of the Purchaser and other persons furnishing advice to the Purchaser in connection with the purchase under this agreement. The inspection and discussion under the provisions of this paragraph, or the opportunity for such inspection and discussion, shall not be deemed a waiver or modification of any representation or warranty of the Seller, except as otherwise specifically provided in this agreement.


SECTION 16.  NONCOMPETITION AGREEMENT
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  The Shareholders agree to execute and deliver to the Purchaser upon the closing of this sale a Noncompetition Agreement in the form attached as Exhibit
K.


SECTION 17.  TRANSFERABILITY

  Prior to the closing of this sale, the Purchaser shall not assign or transfer any interest of the Purchaser under this agreement.


SECTION 18.  MISCELLANEOUS PROVISIONS

  18.1 Binding Effect. The provisions of this agreement shall be binding upon and inure to the benefit of the heirs, personal representatives, successors, and assigns of the parties.

  18.2 Notice. Any notice or other communication required or permitted to be given under this agreement shall be in writing and shall be mailed by certified mail, return receipt requested, postage prepaid, addressed to the parties at the following addresses:

If to the Seller:

  VistaTel International, Inc.
  2255 Glades Road, Suite 324A
  Boca Raton, FL 33431

  Attention: James Bell

If to the Purchaser:

  View Tech, Inc.
  950 Flynn Road
  Camarillo, CA 93012

  Attention: Robert G. Hatfield

All notices and other communications shall be deemed to be given at the expiration of three days after the date of mailing. The address of a party to which notices or other communications shall be mailed may be changed from time to time by giving written notice to the other parties.

  18.3 Litigation Expense. In the event of a default under this agreement, the defaulting party shall reimburse the nondefaulting party or parties for all costs and expenses reasonably incurred by the nondefaulting party or parties in connection
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with the default, including without limitation attorney's fees. Additionally, in the event a suit or action is filed to enforce this agreement or with respect to this agreement, the prevailing party or parties shall be reimbursed by the other party for all costs and expenses incurred in connection with the suit or action, including without limitation reasonable attorney's fees at the trial level and on appeal.

  18.4 Waiver. No waiver of any provision of this agreement shall be deemed, or shall constitute, a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing by the party making the waiver.

  18.5 Applicable Law. This agreement shall be governed by and shall be construed in accordance with the laws of the State of Florida.

  18.6 Counterparts. This agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

  18.7 No Third Party Beneficiaries. This agreement shall not confer any rights or remedies upon any other person or entity other than the parties hereto and their respective successors and permitted assigns.

  18.8 Severability. Any term or provision of this agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

  18.9 Entire Agreement. This agreement constitutes the entire agreement between the parties pertaining to its subject matter, and it supersedes all prior contemporaneous agreements, representations, and understandings of the parties. No supplement, modification, or amendment of this agreement shall be binding unless executed in writing by all parties.

  IN WITNESS WHEREOF, the undersigned have executed this agreement effective as of July 10, 1996.

                            VistaTel International, Inc.



                            By:      /s/ Mark McLain
                               --------------------------

                            Title:    President
                                  -----------------------

                            View Tech, Inc.


                            By:      /s/ Robert G. Hatfield
                               ----------------------------

                            Title:     Chief Executive Officer
                                  ----------------------------